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                                   EXHIBIT 3.3



           Amendment to Articles of Incorporation dated May 21, 1999



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                  FILED
          IN THE OFFICE OF THE
        SECRETARY OF STATE OF THE
             STATE OF NEVADA

               MAY 21, 1999
               No.  C5490-97
             /s/   DEAN HELLER
     DEAN HELLER, SECRETARY OF STATE


              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                 (AFTER PAYMENT OF CAPITAL OR ISSUANCE OF STOCK)

                                      OF

                            MIRAGE HOLDINGS, INC.

     The President and the Secretary of MIRAGE HOLDINGS, INC. certify:

      1. Article 1 of Articles of Incorporation of this Corporation is amended to read as follows:

      Article 1.  The name of the Corporation is:

                            NetSol International, Inc.

      2. The foregoing Amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

      3. The foregoing Amendments of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 78.390 of the Nevada Revised Statutes. The total number of outstanding shares of the Corporation is 1,000. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).



/s/ NAJEEB GHAURI
-----------------------------
Najeeb Ghauri,
President and Secretary

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State of California   )
                      )   ss
County of ORANGE      )

      On May 19, 1999, personally appeared before me, a Notary Public, personally appeared NAJEEB GHAURI, personally known to me (or proven to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.



                                                     /s/ COURTNEY LINES
                                                     --------------------------
WITNESS my hand and official seal.                   Signature of Notary


++++++++++++++++++++++++++++++++++++++++
                   COURTNEY LINES
                Commission # 1197995
             Notary Public - California
                   Orange County
            My Comm. Expires Oct 9, 2002
++++++++++++++++++++++++++++++++++++++++


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       STATE OF NEVADA
      Secretary of State

I hereby certify that this is a
true and complete copy of
the document as filed in this
office.

        MAY 24, 1999
      /s/   DEAN HELLER
     SECRETARY OF STATE

By /s/ D. Farmer
   ---------------------




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